EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-180382 and No. 333-203566 on Form S-8 of Regional Management Corp. and Subsidiaries of our report dated February 23, 2016, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Regional Management Corp. and Subsidiaries for the year ended December 31, 2015.

/s/ RSM US LLP

Raleigh, North Carolina

February 23, 2016